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EXHIBIT 99.1

TELKONET

For Immediate Release: August 2, 2005                               NEWS RELEASE
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                                            CONTACT:
                                            Michael Porter
                                            President
                                            Porter, LeVay & Rose, Inc.
                                            212-564-4700
                                            mike@plrinvest.com www.plrinvest.com

                                            Stephen Sadle
                                            Executive Vice President
                                            Telkonet, Inc.
                                            240-912-1800
                                            ssadle@telkonet.com


                  TELKONET'S COUPLER PATENT RECEIVES NOTICE OF
                 ALLOWANCE BY U.S. PATENT AND TRADEMARK OFFICE


GERMANTOWN, MD, TELKONET, INC. (AMEX: TKO), THE LEADER IN PROVIDING POWERLINE NETWORKING SOLUTIONS USING EXISTING ELECTRICAL WIRING, today announced the allowance of its patent application by the United States Patent and Trademark Office. The patent application (U.S. Pat. App. No. 10/219,811), titled "Method and Apparatus for Attaching Power Line Communications to Customer Premises," which will publish later this year, broadly claims the Telkonet Coupler, one of Telkonet's proprietary building access technologies. The Telkonet Coupler embodies a unique technique used for interfacing and coupling Telkonet's communication devices into the three-phase electrical systems that predominate in commercial buildings and facilities worldwide. Once the Coupler is installed, the building's existing electrical wiring becomes the backbone of a local area network, which converts virtually every electrical outlet into a high-speed data port, without the costly installation of additional wiring or significant disruption of business activity.

The Telkonet Coupler is an integral component to the revolutionary Telkonet iWire System(TM) which enables the delivery of commercial high-speed broadband access from an IP "platform" that is easy to deploy, reliable and cost-effective by leveraging a building's existing electrical infrastructure. Applications supported by the Telkonet "platform" include but are not limited to: VoIP telephones, internet connectivity, local area networking, video conferencing, closed circuit security surveillance and a host of other information services.

Stephen Sadle, Executive Vice President, Director and Co-Founder of Telkonet said, "This Coupler patent is a significant addition to our proprietary product portfolio. It is also an enhancement to the many real and practical solutions designed, developed and deployed by our engineering staff, and validates our approach to an efficient, cost effective entry to commercial structures for Telkonet and a potential barrier to entry for competitors. Telkonet is continually developing enhancements to its core technology for additional functionality. We've focused our technology and our patent portfolio to reflect breakthrough solutions that are designed to be workable in practice and economical to produce in order to allow us to capture significant market share."

ABOUT TELKONET

Telkonet develops and markets technology for the transmission of high-speed voice, video and data communications over the existing electrical wiring within a building. The Telkonet iWire System can be installed rapidly and offers a viable and cost-effective alternative to the challenges of hardwiring and wireless local area networks (LANs). Telkonet's products are designed for use in commercial and residential applications, including multi-dwelling units and the hospitality and government markets. Applications supported by the Telkonet "platform" include but are not limited to: VoIP telephones, internet connectivity, local area networking, video conferencing, closed circuit security surveillance and a host of other information services. For more information, please visit www.telkonet.com.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).